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EXHIBIT 21 -- SUBSIDIARIES OF THE REGISTRANT

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
                                       STATE OR OTHER JURISDICTION
SUBSIDIARIES                                OF INCORPORATION
------------                           ---------------------------
Compass Bank                                     Alabama
Central Bank of the South                        Alabama
Compass Banks of Texas, Inc.                    Delaware
Compass Bancorporation of Texas, Inc.           Delaware
Compass Bank                                      Texas
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